Exhibit 99(a)

Media Contacts:
Mary Eshet 704-383-7777
Christy Phillips-Brown 704-383-8178
Investor Contacts: Alice Lehman 704-374-4139 Ellen Taylor 212-214-1904

Press Release Monday, Sept. 8, 2008
WACHOVIA NAMES DAVID K. ZWIENER CFO
CHARLOTTE, N.C.—Wachovia today named David K. Zwiener, 54, chief financial officer. He will join the company on Oct. 1. Zwiener has more than 30 years of experience in the financial services industry and most recently was managing director and co-head of the Financial Institutions Group at The Carlyle Group. Zwiener will report to Wachovia President and CEO Robert K. Steel.
“David’s experience and many talents have enabled him to become a strong and proven leader in the financial services industry,” said Steel. “We believe he is exactly the right candidate to serve as CFO, with a diverse background that reflects sound business leadership, finance and operations experience and the ability to manage complex businesses for profitability. We are extremely pleased that an individual with David’s expertise and talent, high level of integrity and commitment to teamwork is joining Wachovia. We have confidence in his ability to contribute greatly to Wachovia’s future success.”
As CFO, Zwiener has leadership responsibility for treasury management and planning, financial reporting, budgeting, investor relations, taxation, real estate operations and purchasing. In addition, Wachovia’s Operations and Technology division, led by Jerry Enos, will report to Zwiener.
“I am honored to have the opportunity to join Wachovia as CFO,” Zwiener said. “The management team has an excellent plan in place to address the firm’s challenges and has already made good progress. The core businesses are strong and continue to perform well. Wachovia has enormous potential, and I am excited to be part of the team working to restore confidence and value for shareholders.”
Zwiener has a long and distinguished career in the financial services industry. As managing director at The Carlyle Group, he focused on global opportunities in the financial services sector. Prior to this role, he worked at The Hartford Financial Services Group, where he served as president and chief operating officer of property and casualty operations and as executive vice president and chief financial officer. He worked at Hartford from 1995 through 2007 and also served as a member of the company’s board of directors. Prior to joining Hartford, Zwiener served for two years as chief financial officer and executive vice president of ITT Financial Corporation in St. Louis. At ITT, he was responsible for all finance and systems operations, and he played a key role in the sale of ITT Financial. Previously, Zwiener worked for six years at Heller International Corp., the commercial finance subsidiary of Fuji Bank, Ltd., first as senior vice president and treasurer and later as executive vice president of capital markets. From 1984 through 1987, he was assistant treasurer of international operations for Kimberly Clark. He also worked at Mellon Bank in credit and cash management roles and at Ford Motor Corporation in various financial positions.
Zwiener received a master’s in business administration with concentrations in finance and marketing from Northwestern University and a bachelor’s degree from Duke University.
About Wachovia
Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $812.4 billion and market capitalization of $33.5 billion at June 30, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.1 trillion in client assets through 14,600 financial advisors in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.